This Agreement (herein so called) is made and entered into as of the 4th day of January 1995, by and between Continental Waste Industries, Inc., a New Jersey corporation (hereinafter referred to as "Employer"), and Jeffrey E. Levine, (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, as Executive Vice President and General Counsel and to provide Employee with the opportunity to become a shareholder in the Employer as provided herein, all upon the terms and conditions hereinafter set forth; NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.     Employment, Duties and Acceptance.

     1.1 Employment by Employer. Employer employs Employee, for the Term (as herein defined), to render full-time services to Employer as its Executive Vice President and General Counsel and, in connection therewith, to manage its operations and that of its subsidiaries. Employee will perform the duties that are consistent with such position as he shall reasonably be directed to perform by Employer's Board of Directors.

     1.2 Acceptance of Employment. Employee accepts such employment and shall render the services described above.


     1.3 Place of Employment. Employee's principal place of employment shall be Employer's corporate offices in Clark, New Jersey subject to reasonable travel as the rendering of the services hereunder may require.

2.     Term.

The term of Employee's employment by Employer hereunder (the "Employment Period") shall be for a period of three (3) years from the effective date, as defined in Paragraph 13 hereof (the "Effective Period"), subject to the termination provisions of Sections 9.1 through 9.5 hereof. There shall be automatic one (1) year extensions of the Employment Period thereafter unless this Agreement is terminated upon 30 days written notice by Employer or unless superseded by subsequent Agreement by the parties.

3.     Compensation.

During the Employment Period, for all services rendered by Employee under this Agreement, Employer shall pay Employee a salary at the annual rate of One Hundred Forty Thousand Dollars ($140,000) from the Effective Date hereof and during the first three years hereof, with increases as the Board of Directors of Employer determines from time to time, plus a nonaccountable "transportation allowance," payable monthly on the first business day of each month, in the amount of Five Hundred Dollars $500 per month. Such salary then in effect ("Base Salary") is payable in accordance with the customary payroll policy of Employer in effect at the time such payment is made, or as may otherwise be mutually agreed upon by the parties. In addition to his Base Salary, Employee will participate in a management incentive plan, the terms of which shall be determined by the Board of Directors of the Employer.

     3.1 Incentive Compensation. Employee is eligible to participate in such annual executive incentive compensation program as developed and implement by the Board of Directors, said incentive compensation program to include cash bonuses and stock option grants, to be based on overall Company performance, in such amounts or percentages of base salary as determined by, and in the sole discretion of, the Board of Directors.

     3.2 Loans. Employer shall from time to time as Employee may request make loans up to an aggregate of fifteen percent (15%) of Employee's annual salary to Employee, provided that such loans may be made on a monthly basis equal to one-twelfth of the aggregate. All such loans must be repaid in full every eighteen months. Interest shall accrue at the applicable federal rate defined by the Internal Revenue Code of 1986.

4.     Benefits.

Employee shall be entitled to such paid vacation, holidays, sick leave, and shall be eligible for participation in such group insurance, hospitalization, major medical, dental, profit sharing, stock options, and other fringe benefit programs as those afforded executives of Employer; provided, however, that Employer shall provide in the Employee's name life insurance in the face amount of not less than Two Hundred Fifty Thousand Dollars ($250,000), and subject to the provisions of Section 6.2, Employer may elect to provide disability insurance (the "Disability Policy") with disability benefits of not less than Two Hundred Fifty Thousand Dollars ($250,000) in the event of permanent total disability (as defined in the insurance policy) of the Employee. In addition, Employer agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the fulfillment of his duties hereunder, including travel expenses. Such reimbursements will be made promptly, within thirty (30) days of Employee's submission to Employer of an itemized list of such expenses, together with receipts therefor indicating the date upon and the purpose for which such expenses were incurred and such other information as may be reasonably required from time to time by Employer to substantiate such expenditures for federal income tax purposes.

5.     Status as Employee.

At all times during the Employment Period, Employee shall be deemed to be an Employee of Employer for purposes of determining Employee's coverage under and eligibility to participate in, any Employee benefit plans or programs which Employer now has or may hereafter initiate. In the event it is necessary to amend any such plan or program in order to assure that Employee is not discriminated against thereunder, Employer will promptly use its best efforts to make all such amendments or cause the same to be made.

6.     Options Grant Provisions.

     6.1 Issuance of Options. Upon the execution of this Agreement, but subject to the terms and conditions of Clauses 6, 7 and 8 hereof, Employer shall cause to be issued to Employee 15,000 option to purchase a like number of shares of common stock of Continental Waste Industries, Inc. at $9.50 per share (the "Options").

     6.2 Vesting. Although the Options shall be delivered on execution hereof, Employee's ownership rights in the Options shall become vested ratably over twelve (12) calendar quarters (the "Vested Options"), and shall expire five (5) years from the date on which they become fully vested, PROVIDED, however, that, unless otherwise provided for in this Agreement, each vesting will occur only if Employee remains actively employed on the vesting date specified.

     6.3 Restriction on Shares. Employee hereby covenants and agrees that he shall not sell, transfer, mortgage, pledge or otherwise encumber any of the unvested Options, or any interest therein. Any such attempt to so transfer or encumber the unvested Options shall be null and void until such time as all of the shares are vested under this Agreement.

     6.4 Restriction: Unvested Shares and Transfer to Employer. In the event of any voluntary or involuntary termination of Employee's employment, excluding death or disability as those terms are described in Section 9 hereof (hereinafter jointly and severally referred to as "Employment Termination"), Employee hereby covenants and agrees that: within fifteen (15) days of the date of Employment Termination, Employee shall transfer to Employer the Unvested Options. In the event of death or disability as defined in Section 9.2 before completion of vesting period, unvested Options will become fully vested.

     6.5 Assignment. The right of Employer to receive any of the Unvested Options may be assigned in whole or in part to one or more Employees, officers, directors or shareholders of Employer or other persons or organizations.

     6.6 Changes in Common Stock of Employer. If from time to time during the term of this Agreement:

          6.6.1 There is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of Employer; or

          6.6.2 There is any consolidation, merger or sale of all, or substantially all, of the assets of Employer, then, in such event, any and all new, substituted or additional securities or other property to which Employee is entitled by reason of his ownership of the Options or the shares deliverable upon their exercise shall be immediately subject to the provisions of this Agreement and be included in the definition "Option", "Unvested Options" and "Vested Options" on a pro rata basis based upon the number of vested and unvested shares then held by Employee for all purposes of this Agreement with the same force and effect as the stock presently subject to this Agreement and with respect to which such securities or property were distributed. Whenever a specific number of Options is stated in this Agreement that number shall be amended so as to reflect the original intention of the parties.

     6.7 Restrictive Legend. Shares of commons stock issued on exercise of the Vested Options shall bear the following restrictive legends:

          "[I] THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHTS OF PURCHASE IN FAVOR OF CONTINENTAL WASTE INDUSTRIES, INC. AS SET FORTH IN AN AGREEMENT MADE BETWEEN THE HOLDER OF THE SECURITIES AND CONTINENTAL WASTE INDUSTRIES, INC. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF CONTINENTAL WASTE INDUSTRIES, INC. ANY ATTEMPT TO TRANSFER ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS AND RIGHTS OF PURCHASE SHALL BE VOID. [II] THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT".

     6.8 In the event of public offering of stock for sale, Shares issued to Employee on exercise of his Vested Options shall be registered under the Securities Act of 1933 at the expense of Employer. Employee may be restricted from offering the Shares for sale for 120 days from the date of the public offering.

7. Representations and Warranties of Employee. Employee hereby represents and warrants that:

     7.1 Investment. Employee is acquiring the Options for his own account, and not for the account of any other person and is acquiring them for investment and not with any view to distribution or resale thereof except in compliance with the applicable security laws;

     7.2 Registration. The offer and sale of the Options and the Shares for which they may be exercised has not been registered under or qualified under the Securities Act of 1933, as amended ["the Act"], and the Options and/or Shares cannot be transferred by Employee unless registration or qualification under the Act or an exemption from such registration or qualification is available. Employer has made no Agreements, covenants or undertakings whatsoever to register any of the Options and/or Shares granted to Employee under the Act. Employer has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act will be available;

     7.3 Tax Advice. Employer has made no representations or warranties to Employee with respect to the income tax consequences of the transactions contemplated by this Agreement and Employee is in no manner relying upon Employer or Employer's representatives for an assessment of such tax consequences. Employee has retained his own legal counsel for such advice; and

     7.4 Employer Induced. Employer relies on the statements made by Employee in Sections 7.1 and 7.3 inclusive and was, based on these statements, induced to issue the Options to Employee on the terms and conditions herein contained.

8.     Termination.

     8.1 Termination upon Death. If Employee dies during the Term, this Agreement shall terminate, except that the representative of Employee's estate shall be entitled to receive the compensation herein provided for the month in which death occurs, the amount accrued and payable under Section 3.1 hereof, less the amount of any outstanding loans under Section 3.2 hereof.

     8.2 Termination upon Disability. If during the Term, Employee becomes physically or mentally disabled, whether totally or partially, so that Employee is unable substantially to perform his services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any consecutive twelve month period (Employee's disability for such period "Disability"), Employer may, at its option, at any time after the last day of the six consecutive months of disability or the day on which such shorter periods of disability during any consecutive twelve month period equal an aggregate of six months, by written notice to Employee, terminate the Term of Employee's employment hereunder. Nothing in this Section 9.2 shall be deemed to extend the Term. Upon such termination, Employee shall be entitled to receive the compensation herein provided for the month in which termination occurs, the amount accrued and payable under Section 3.1 hereof less the amount of any outstanding loans under Section 3.2 hereof plus his Base Salary for a period of fifteen (15) months thereafter, unless Employer elects to purchase the Disability Policy described in Section 4.

     8.3 Termination for Cause. If Employee grossly neglects his duties hereunder and such gross neglect shall not be discontinued promptly after written notice thereof, is convicted of any felony, fails or refuses to comply with the reasonable written policies of Employer or directives of the Board of Directors of Employer that are not inconsistent with his position and such failure shall not be discontinued promptly after written notice thereto, or materially breaches affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied promptly after written notice thereof, Employer may at any time by thirty days written notice to Employee terminate the Term of Employee's employment hereunder. Except for accrued and unpaid salary to the date of termination, Employee shall have no right to receive any compensation or benefit from Employer hereunder or to receive any Shares which are unvested on the date the notice is sent.

     8.4 Voluntary Termination. In the event Employee voluntarily terminates his employment with Employer, during or after the Employment Period, Employee shall have no right to receive any compensation or benefit from Employer hereunder, except for accrued and unpaid compensation due on the date of such termination, and Employee's right to vesting of Options pursuant to Section 6.2 shall terminate upon the date he gives notice of his intent to terminate.

9.     Certain Covenants of Employee.

     9.1 Covenants Against Competition. acknowledges that (i) the principal businesses of Employer involve brokerage of solid waste transport and disposal, operation and management of solid waste disposal facilities, consulting services for the solid waste industry, recycling of solid waste and brokerage of recycling services and materials, and such other and related activities as Employer may become involved in; (ii) the Employer Business is national in scope; and (iii) his work for Employer has brought him and will continue to bring him into close contact with many confidential affairs not readily available to the public. In order to induce Employer to enter into this Agreement, Employee covenants and agrees that:

          9.1.1 Non-Compete. (a) During Employee's employment with Employer, its subsidiaries or its affiliates, Employee shall not in the Eastern United States, including any market region Employer, its subsidiaries or affiliates has done or contemplates doing business, directly or indirectly,
     (i) engage in a business which is competitive with the Employer Business for his own account; (ii) except for employment by Employer, its subsidiaries or affiliates, enter the employ of, or render any services to, any person engaged in such activities; and (iii) become interested in any person engaged in a business which is competitive with the Employer Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, Employee, trustee, consultant or in any other relationship or capacity; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or in the over-the-counter market if Employee (a) is not a controlling person of, or a member of a group which controls, such entity or (b) does not, directly or indirectly, own 1% or more of any class of securities of such entity.

                  (b) for a period of two (2) years following the termination (whether voluntary or involuntary) of Employee's employment with Employer or any of its affiliates or subsidiaries, Employee shall not in the Untied States of America directly or indirectly, contact, solicit, sell to, serve or divert anyone who was a transporter or customer of Employer or did business with Employer or of any of its affiliates during Employee's employment with Employer.

          9.1.2. Confidential Information. During and after the term of Employee's employment with Employer, Employee shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of Employer, all confidential matters of Employer and its subsidiaries or affiliates, including, without limitation, trade "know-how", secrets, customer lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, research projects, and other business affairs of Employer, its subsidiaries, or affiliates, heretofore or hereafter, and shall not disclose them to anyone, either during or after employment by Employer, except as required in the course of performing duties hereunder or with Employer's express written consent.

          9.1.3 Property of Employer. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee or made available to Employee concerning the business of Employer, its subsidiaries or its affiliates shall be Employer's property and shall be delivered to Employer promptly upon the termination of Employee's employment with Employer, or at any other time on request.

          9.1.4. Employees of Employer. During Employee's employment with Employer, and for a period of two years following the termination (whether voluntary or involuntary) of Employee's employment with Employer or any of its subsidiaries or affiliates (the "Restricted Period"), Employee shall not, directly or indirectly, solicit or encourage any Employee of Employer, its subsidiaries or its affiliates to leave the employment of Employer, its subsidiaries or its affiliates.

     9.2 Rights and Remedies upon Breach. If Employee breaches,or threatens to commit a breach of, any of the provisions of Section 9.1 (the "Restrictive Covenants"), Employer shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer under law or in equity:

          9.2.1 Accounting. The right and remedy to require Employee to account for and pay over to Employer all compensation, profits, monies, accruals or other benefits (collectively, "Benefits") derived or received by Employee as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such Benefits to Employer.

     9.3 Injunctive Relief. Employee acknowledges that due to the confidential nature of his employment relationship, any breach of the Restrictive Covenants by Employee shall cause irreparable harm to Employer and Employer may, at its option, obtain injunctive relief. Employee further acknowledges that the scope and content of the Restrictive Covenants are reasonable.

     9.4 Severability of Covenants. If a Court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     9.5 Blue-Pencilling. If a Court of competent jurisdiction construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

10.    Indemnification.

Employer shall indemnify and defend Employee if Employee is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Employee is or was an officer or director or Employee of Employer or any of its subsidiaries or affiliates, in which capacity Employee is or was serving, including, without limitation, claims of professional malpractice against the Employee, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the general corporation law of the state of incorporation of Employer, and any other applicable law, as from time to time in effect. In addition, Employer shall maintain in force and effect at all times during the term hereof: (a) Lawyers Professional Liability Insurance, in the face amount of $5,000,000/$5,000,000), with a deductible of $10,000/$25,000, and (b) Directors & Officers Insurance and Company Reimbursement Coverage, in the face amount of $1,000,000.

11.    No Conflicting Agreement.

Employee represents and warrants that as of the effective date of this Agreement, he will not be a party to any Agreement, contract or understanding which would in any way restrict or prohibit him from undertaking or performing his employment in accordance with the terms and conditions of this Agreement.

12.    Effective Date.

This Agreement shall become effective as of January 4, 1995.

13.    Other Provisions.

     13.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

          (i) Employer: Carlos E. Aguero 67 Walnut Avenue, Suite 103 Clark, New Jersey 07066

          (ii) Employee: Employee's home address as indicated in the personnel records of Employer.


     13.2 Entire Agreement. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior Agreements, written or oral, with respect thereto.

     13.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. 13.4 Governing Law. The parties hereto have relied on New Jersey law in negotiating this Agreement, which has been negotiated, prepared and executed in New Jersey, and it is expressly agreed that this Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to Agreements made and to be performed entirely within such State, without reference to the conflicts of laws provisions of the State of New Jersey.

     13.5 Assignment. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by Employee. Employer may assign this Agreement and its rights, together with its obligation, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

     13.6  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.7 Heading. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                   CONTINENTAL WASTE INDUSTRIES, INC.
                   EMPLOYER



                   By:    /s/  Carlos E. Aguero
                       Title:  President and C.E.O.


                   EMPLOYEE

                         /s/  Jeffrey E. Levine

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made as of the 4th day of January, 1995, by and between CONTINENTAL WASTE INDUSTRIES, INC. (the "Company") and JEFFREY E. LEVINE (the "Holder").

                                 W H E R E A S:

A. The Holder is Executive Vice President, General Counsel and an employee of the Company, providing management and legal services to the Company (an "Employee").

B. The effective date of this Agreement and the date for reference shall be as of and from the 4th day of January, 1995.

                            NOW THEREFORE WITNESSETH:

1. The Company hereby grants to the Holder upon the terms and conditions hereinafter contained, the sole and exclusive right and option to purchase all or part of Fifteen Thousand (15,000) shares of its capital as fully paid and non-assessable freely trading shares, at a price of $9.50 per share (the "option shares"), the grant of such option being subject always to the vesting and termination provisions as set out in paragraphs 2 and 3 hereof.

2. The options granted herein shall become vested ratably over twelve calendar quarters, i.e., 1,250 options shall become vested on each of the following dates: April 1, 1995, July 1, 1995, October 1, 1995, January 1, 1996, April 1, 1996, July 1, 1996, October 1, 1996, January 1, 1997, April 1, 1997, July 1,
1997, October 1, 1997 and January 1, 1998, provided that Holder remains employed by the Company on the specified vesting date. Except as otherwise provided herein, the options shall expire five years from the date on which they become fully vested.

3. In the event of the death of the Holder during the term of the options granted to the Holder under this Agreement, the Holder's personal representatives shall be entitled to purchase all or any part of the vested option shares; PROVIDED ALWAYS that the option is exercised and the payment is tendered within one (1) year of the date of death, SAVE AND EXCEPT that the vesting of options shall cease and upon the Holder's death.

4. If the Holder at any time and from time to time during the option period desires to purchase any of the option shares, the Holder may do so by giving notice to the Company within the time or times herein limited for exercise of the option and by tendering to the Company at its Registered Office or Head Office the Holder's certified cheque in favour of the Company in the full amount of the purchase price payable hereunder for such number of the shares comprised in the election. The Company shall be required to register, at the Company's expense, the purchased option shares by S-8 Registration Statement or otherwise, within six (6) months of any such notice, but not more one time per year.

5.  The   option   granted   under  this   Agreement   is   non-assignable   and
non-transferable.

6. (a) Save and except in the case of the issuance of additional shares of the Company for a consideration, in the case of any reclassification or reorganization of the capital of the Company or in the case of the merger or amalgamation of the Company with or into any other company, or if and whenever the shares of the Company are subdivided into a greater number or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend, then as a condition of such reclassification or reorganization of capital, merger, amalgamation, subdivision, consolidation or payment of a stock dividend, this option shall be adjusted and lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Option Agreement and in lieu of the shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reclassification or reorganization of capital, merger, amalgamation, subdivision, consolidation or payment of a stock dividend not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the option price and of the number of shares purchasable upon the conversion of this option) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

          (b) The adjustments provided for in this section in the subscription rights pursuant to this option are cumulative.

          (c) If any question shall at any time arise with respect to any adjustments to be made under this Clause 6, such question shall be conclusively determined by the Company's auditor, and such determination shall be binding upon the Company and the Holder.

7. This Agreement shall enure to the benefit of the Holder and shall to the extent hereinbefore provided enure to the benefit of the Holder's heirs, executors and administrators.

8. This Agreement shall be interpreted in connection with that certain Employment Agreement of even date herewith by and between the Company and Holder, which is incorporated herein by reference, including, without limitation, Holder's representations and warranties contained in Paragraph 7 of the Employment Agreement. Any inconsistencies between this Option Agreement and the Employment Agreement shall be resolved in favor of the Employment Agreement.

     IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as and from the day, month and year first above written.


         CONTINENTAL WASTE INDUSTRIES, INC.

         By:      /s/ Carlos E. Aguero
                  Title:  President and C.E.O.


         HOLDER   /s/ Jeffrey E. Levine

                                      -2-